News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Ian Chadsey, Manager, Investor Relations (905) 238-3904 Email: investor.relations@tlcvision.com

TLCVision to Release 2nd Quarter 2005 Financial

Results August 9 — Conference Call to Follow

ST. LOUIS, MISSOURI, July 26, 2005: — TLC Vision Corporation (TSX:TLC) (NASDAQ:TLCV), North America’s premier eye care services company, will release its 2nd quarter 2005 financial results before the market opens on Tuesday, August 9, 2005.

TLCVision is pleased to invite all interested parties to participate in a conference call during which the financial results will be discussed. The call will be held on August 9, at 10:00 a.m. Eastern Time at 800-732-6079. The call will be broadcast live on the company’s web site at www.tlcv.com under the “Web casts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

A replay of the conference call will be available until August 23, 2005. To access the replay, dial 416-626-4100 (pass code: 21253113). The call will also be archived on the company’s web site at www.tlcv.com under the “Web casts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, TLCVision maintains leading positions in Refractive, Cataract, Optometric Services and AMD markets. More information about TLCVision can be found on the web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.